Exhibit 10.1

Execution Copy

SECOND AMENDED AND RESTATED
SECURITIES PURCHASE AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of January 28, 2008, by and between Solera Holdings, Inc., a Delaware corporation (the “Company”), and Roxani Gillespie (“Purchaser”).  Certain definitions are set forth in Section 8 of this Agreement.

On April 11, 2005, pursuant to the Securities Purchase Agreement, dated as of April 11, 2005, by and between Solera Holdings, LLC, a Delaware limited liability company and predecessor to the Company (“Solera LLC”) and Purchaser (the “Original Securities Purchase Agreement”), Purchaser purchased from Solera LLC (i) 121,447 of Solera LLC’s Class A Common Units (as defined below) and (ii) none of Solera LLC’s Class B Preferred Units (as defined below).

On April 13, 2006, pursuant to the Amended and Restated Securities Purchase Agreement, dated as of April 13, 2006 (the “Restated Securities Purchase Agreement”), by and between Solera LLC and Purchaser, Purchaser purchased from Solera LLC 24,606 Class A Common Units.  All Class A Common Units and Class B Preferred Units owned by Purchaser or acquired by Purchaser pursuant to the Original Securities Purchase Agreement or the Restated Securities Purchase Agreement are referred to herein as “Units.”

On April 28, 2007, pursuant to a resolution of the board of managers of Solera LLC, a three-to-one reverse split of the Class A Common Units of Solera LLC was effected pursuant to which the number of Class A Common Units held by Purchaser was divided by three and any resulting fractional Unit was cancelled.

On May 10, 2007, pursuant to a resolution of the board of managers of Solera LLC, Solera LLC filed a certificate of conversion (as filed, the “Certificate of Conversion”) with the Secretary of State of the State of Delaware, pursuant to which Solera LLC was converted from a limited liability company into a corporation and all outstanding Class A Common Units and Class B Preferred Units of Solera LLC were converted into shares (the “Conversion”) of the common stock, par value $0.01 per share (the “Common Stock”), of the Company as set forth in the Certificate of Conversion.

Immediately following the Conversion, the Investors owned an aggregate of 41,526,756 shares of Common Stock (such number of shares, the “Initial Investor Amount”).

On May 15, 2007, the Company completed an initial public offering of shares of Common Stock.

As a result of the foregoing events, the Company and Purchaser desire to amend and restate the Restated Securities Purchase Agreement in its entirety.  Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investors (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Restated Securities Purchase Agreement agree that the Restated Securities Purchase Agreement is hereby amended and restated in its entirety as follows and all parties hereto hereby agree as follows:

PROVISIONS RELATING TO SECURITIES

1.               Purchase and Sale of Securities.

(a)          Pursuant to the Original Securities Purchase Agreement, on April 11, 2005, Purchaser purchased and the Company sold, (i) 121,447 Class A Common Units and (ii) 0 Class B Preferred Units.  On such date, Solera LLC delivered to Purchaser a copy of the certificates evidencing such Units, and Purchaser delivered to Solera, Inc., for the benefit of the Solera LLC, a cashier’s or certified check or wire transfer of immediately available funds in an aggregate amount equal to $12,144.74 as payment for such Units.

(b)         Pursuant to the Restated Securities Purchase Agreement, Purchaser purchased, and Solera LLC sold, 24,606 Class A Common Units at a price of $0.10 per unit.  Solera LLC delivered to Purchaser a copy of the certificate representing such Class A Common Units, and Purchaser delivered to Solera LLC a cashier’s or certified check or wire transfer of immediately available funds in an aggregate amount equal to $2,460.64 as payment for such Class A Common Units.  Following such purchase of Class A Common Units, Purchaser owned the following Units: (i) 146,053 Class A Common Units, which units are referred to herein as the “Carried Common Units”; (ii) 0 Class A Common Units, which units are referred to herein as the “Co-Invest Common Units”; and (iii) 0 Class B Preferred Units.  The Co-Invest Common Units, together with the Class B Preferred Units, shall are referred to herein as the “Co-Invest Units.”

(c)          On April 28, 2007, pursuant to a resolution of the board of managers of Solera LLC, a three-to-one reverse split of the Class A Common Units of Solera LLC was effected pursuant to which the number of Class A Common Units held by Purchaser was divided by three and any resulting fractional Unit was cancelled.

(d)         On May 10, 2007, pursuant to the Conversion, all of the outstanding units of Solera LLC, including the Units, were converted into shares of Common Stock.  Immediately following such Conversion, Purchaser owned the following  Securities:  (i) 48,684 shares of Common Stock, which shares shall be referred to herein as the “Carried Shares” and (ii) no shares of Common Stock, which shares shall be referred to herein as the “Co-Invest Shares.”  The Carried Shares and Co-Invest Shares shall be referred to herein, collectively, as “Securities.”  As of May 10, the total number of Carried Shares plus Co-Invest Shares was equal to 48,684 (such number, the “Total Share Number”).

(e)          Immediately following the Conversion, the Investors owned an aggregate number of shares of Common Stock equal to the Initial Investor Amount.

(f)            Until released upon the occurrence of a Sale of the Company as provided below, all certificates evidencing the Unvested Shares (as defined below) shall be held by the Company for the benefit of Purchaser and the other holder(s) of Unvested Shares.  Upon the occurrence of a Sale of the Company, the Company will return all certificates in its possession evidencing Securities to the record holders thereof.

(g)         Purchaser represents and warrants to the Company that this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Purchaser is a party or any judgment, order or decree to which Purchaser is subject.

(h)         Purchaser acknowledges and agrees that no provision contained in this Section 1 shall entitle Purchaser to serve as a director of the Company or any of its Subsidiaries or affect the right of the Investors to remove Purchaser as a director of the Company or any of its Subsidiaries for any reason.

(i)             In accordance with the terms of each of the Original Securities Purchase Agreement and the Restated Securities Purchase Agreement, Purchaser has executed in blank ten security transfer powers (the “Security Powers”) with respect to the Units acquired pursuant to such agreement and has delivered such Security Powers to the Company.  Concurrently with the execution of this Agreement, Purchaser shall execute in blank ten Security Powers in the form of Exhibit A attached hereto with respect to the Unvested Shares and shall deliver such Security Powers to the Company.  The Security Powers shall authorize the Company to assign, transfer and deliver the Unvested Shares to the appropriate acquiror thereof pursuant to Section 3 below and under no other circumstances.

(j)             Concurrently with the execution of this Agreement, if Purchaser is lawfully married, Purchaser’s spouse shall execute the Consent in the form of Exhibit B attached hereto.

(k)          On April 13, 2005, Purchaser became a party to the Registration Agreement in the capacity of an Other Securityholder.

2.               Vesting of Carried Shares.

(a)          The Carried Shares shall be subject to vesting in the manner specified in this Section 2.

(b)         Except as otherwise provided in this Section 2, the Carried Shares shall become vested, in accordance with the following schedule, if as of each such date Purchaser continues to serve as a director of the Company and/or any of its Subsidiaries:

Date	Cumulative Percentage of Carried Shares Vested
April 11, 2006	20.00%
June 30, 2006	25.00%
September 30, 2006	30.00%
December 31, 2006	35.00%
March 31, 2007	40.00%
June 30, 2007	45.00%
September 30, 2007	50.00%
December 31, 2007	55.00%

March 31, 2008	60.00%
June 30, 2008	65.00%
September 30, 2008	70.00%
December 31, 2008	75.00%
March 31, 2009	80.00%
June 30, 2009	85.00%
September 30, 2009	90.00%
December 31, 2009	95.00%
March 31, 2010	100.00%

(c)          Upon the occurrence of a Sale of the Company, all Carried Shares which have not yet become vested shall become vested as of the date of consummation of the Sale of the Company, if, as of such date, Purchaser has continuously served as a director of the Company and/or a director of any of its Subsidiaries from the date of this Agreement through and including such date.

(d)         Carried Shares that have become vested (“Vested Carried Shares”) and the Co-Invest Shares are collectively referred to herein as “Vested Shares.”  All Carried Shares that have not vested are referred to herein as “Unvested Shares.”

3.               Repurchase Option.

(a)          In the event of a Separation, the Unvested Shares (whether held by Purchaser or one or more of Purchaser’s transferees, other than the Company and the Investors) will be subject to repurchase, in each case by the Company and the Investors pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”).  The Company may assign its repurchase rights set forth in this Section 3 to any Person.

(b)         In the event of a Separation, the purchase price for each Unvested Share will be the lesser of (A) Purchaser’s Original Cost for such share and (B) the Fair Market Value of such share as of the delivery date of the Repurchase Notice or Supplemental Repurchase Notice, as the case may be, in either case first delivered pursuant to Section 3(c).

(c)          In the event of a Separation, the Company (with the approval of the Board) may elect to purchase all or any portion of the Unvested Shares pursuant to this Section 3 by delivering written notice (the “Repurchase Notice”) to the holder or holders of such securities within six months and 10 days after the Separation.  The Repurchase Notice will set forth the number of Unvested Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.  Unvested Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Unvested Shares held by Purchaser at the time of delivery of the Repurchase Notice.  If the number of Unvested Shares to be repurchased by the Company then held by Purchaser is less than the total number of Unvested Shares that the Company has elected to purchase, the Company shall purchase the remaining Unvested Shares elected to be purchased from the other holder(s) of Unvested Shares under this Agreement (i.e., Purchaser’s Permitted Transferees), pro rata according to the number of Unvested Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

(d)         If for any reason the Company does not elect to purchase all of the Unvested Shares pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Unvested Shares that the Company has not elected to purchase (the “Available Securities”).  As soon as practicable after the Company has determined that there will be Available Securities, but in any event within five months after the Separation, the Company shall give written notice (the “Option Notice”) to the Investors setting forth the number of Available Securities and the purchase price for such Available Securities.  The Investors may elect to purchase any or all of the Available Securities by giving written notice to the Company within six months and 10 days after the Separation.  If the Investors elect to purchase an aggregate number of Available Securities that is greater than the number of Available Securities, the Available Securities shall be allocated among the Investors based upon the number of shares of Common Stock owned by each Investor.  As soon as practicable, and in any event within ten days, after the expiration of the six-month and ten-day period set forth above, the Company shall notify each holder of Unvested Shares as to the number of Unvested Shares being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”).  At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Unvested Shares, the Company shall also deliver written notice to each Investor setting forth the number of Unvested Shares such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

(e)          The closing of the purchase of the Unvested Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered.  The Company will pay for the Unvested Shares to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Purchaser to the Company, and will pay the remainder of the purchase price by, at its option, (A) a check or wire transfer of funds, (B) the issuance of a subordinated promissory note of the Company bearing interest at a rate equal to such rate as may be determined by the Board (provided that such rate may not be less than the prime rate (as published in The Wall Street Journal from time to time)) and having such maturity provisions as the Company shall determine in good faith or (C) any combination of (A) and (B) as the Board may elect in its discretion; provided that, to the extent that the Company has readily available cash resources in excess of its working capital and other reasonable cash needs and without imposing any obligation on the Company to raise financing to fund the repurchases or to materially impair its financial liquidity or condition, the Company shall use reasonable efforts to pay the purchase price for such Unvested Shares pursuant to the foregoing clause (A).  Each Investor will pay for the Unvested Shares purchased by it by a check or wire transfer of funds.  The Company and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and require that all sellers’ signatures be guaranteed.

(f)            Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Unvested Shares by the Company pursuant to the Repurchase Option shall be subject to applicable restrictions contained in the Delaware General Corporation Law or such other governing corporate law and in the Company’s and its Subsidiaries’ debt and equity financing agreements.  If any such restrictions prohibit (i) the repurchase of Unvested Shares hereunder which the Company is otherwise entitled or required to make or (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases, then the Company may make such repurchases as soon as it is permitted to make repurchases or receive funds from Subsidiaries under such restrictions.

(g)         Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of Unvested Shares is finally determined to be an amount at least 10% greater than the per share repurchase price for such share of Unvested Shares in the Repurchase Notice or in the Supplemental Repurchase Notice, each of the Company and the Investors shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Unvested Shares elected to be repurchased by it by delivering notice of such revocation in writing to the holders of Unvested Shares during the thirty-day period beginning on the date that the Company and/or the Investors are given written notice that the Fair Market Value of a share of Unvested Shares was finally determined to be an amount at least 10% greater than the per share repurchase price for Unvested Shares set forth in the Repurchase Notice or in the Supplemental Repurchase Notice.

(h)         The provisions of this Section 3 will terminate upon the consummation of a Sale of the Company.

4.               Restrictions on Transfer of Securities.

(a)          Transfer of Securities.  The holders of Securities shall not Transfer any interest in any Securities, except pursuant to (i) the provisions of Section 3 hereof or (ii) the provisions of Section 4(b) below.

(b)         Certain Permitted Transfers.  The restrictions in this Section 4 will not apply with respect to any Transfer of Securities made (i) pursuant to applicable laws of descent and distribution or to such Person’s legal guardian in the case of any mental incapacity or among such Person’s Family Group, or (ii) subject to the restrictions on transfer set forth in the Registration Agreement (including, without limitation, in Section 3 thereof) or any agreement entered into pursuant thereto, of shares of Common Stock that are Vested Shares, but in the case of this clause (ii) only an amount of shares of Common Stock that are Vested Shares equal to the product of (A) the Total Share Number and (B) the Cumulative Ratio (as of the date of such Transfer pursuant to this clause (ii), after giving effect to any Public Sale of Common Stock by the Investors on such date), less the sum of (X) the aggregate number of shares of Securities transferred by Purchaser in Public Sales prior to the date hereof and (Y) as of the date of such transfer, the aggregate number of shares of Securities previously transferred by Purchaser and Permitted Transferees after the date hereof pursuant to this clause (ii); provided that any in-kind distributions of shares of Common Stock by the Investors to their limited partners shall be deemed to be a Public Sale for purposes of this Section 4(b)(ii); provided further that the restrictions contained in this Section 4 will continue to be applicable to the Securities after any Transfer of the type referred to in clause (i) above and the transferees of such Securities must agree in writing to be bound by the provisions of this Agreement.  Any transferee of Securities pursuant to a Transfer in accordance with the provisions of clause (i) of this Section 4(b) is herein referred to as a “Permitted Transferee.”  Upon the Transfer of Securities pursuant to this Section 4(b), the transferring holder of Securities will deliver a written notice (a “Transfer

Notice”) to the Company.  In the case of a Transfer pursuant to clause (i) hereof, the Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

(c)          Termination of Restrictions.  The restrictions set forth in this Section 4 will continue with respect to each share of Securities until the earlier of (i) the date on which such share of Securities has been transferred in a Public Sale permitted by this Section 4, or (ii) the consummation of a Sale of the Company.

5.               Additional Restrictions on Transfer of Securities.

(a)          Legend.  The certificates representing the Securities will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF MAY 10, 2007, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT AMONG THE COMPANY, THE PURCHASER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND OTHER PARTIES, DATED AS OF JANUARY 28, 2008, AS AMENDED.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b)         Opinion of Counsel.  No holder of Securities may Transfer any Securities (except pursuant to Section 3 or 4(b) of this Agreement or an effective registration statement under the Securities Act) without first delivering to the Company a written notice describing in reasonable detail the proposed Transfer, together with an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.  In addition, if the holder of the Securities delivers to the Company an opinion of counsel that no subsequent Transfer of such Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Securities that do not bear the Securities Act portion of the legend set forth in Section 5(a).  If the Company is not required to deliver new certificates for such Securities not bearing such legend, the holder thereof shall not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 5.

GENERAL PROVISIONS

6.               Confidential Information.

(a)          Obligation to Maintain Confidentiality.  Purchaser acknowledges that the information, observations and data (including trade secrets) of a confidential, proprietary or secret nature obtained by her during the course of her performance under this Agreement concerning the business or affairs of the Company, Solera, Inc. and their respective Subsidiaries and Affiliates (“Confidential Information”) are the property of the Company, Solera, Inc. or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s and Solera, Inc.’s business or industry of which Purchaser becomes aware during the period in which Purchaser serves as a manager of the Company and/or a director of any of its Subsidiaries (the “Service Period”).  Purchaser agrees that she will not disclose to any unauthorized Person or use for her own account any Confidential Information without the Board’s written consent, unless and to the extent that the Confidential Information, (i) becomes generally known to and available for use by the public other than as a result of Purchaser’s acts or omissions to act, (ii) was known to Purchaser prior to Purchaser’s service for the Company, Solera, Inc. or any of their Subsidiaries and Affiliates, or (iii) is required to be disclosed pursuant to any applicable law or court order.  Purchaser shall deliver to the Company at a Separation, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company, Solera, Inc. and their respective Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which she may then possess or have under her control.

(b)         Ownership of Property.  Purchaser acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company’s, Solera, Inc.’s or any of their respective Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Purchaser (either solely or jointly with others) while she serves as a manager of the Company and/or a director of any of its Subsidiaries (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company, Solera, Inc. or such Subsidiary or Affiliate and Purchaser hereby assigns, and agrees to assign, all of the above Work Product to the Company, Solera, Inc. or to such Subsidiary or Affiliate.  Any copyrightable work prepared in whole or in part by Purchaser in the course of her work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company, Solera, Inc. or such Subsidiary or Affiliate shall own all rights therein.  To the extent that any such copyrightable work is not a “work made for hire,” Purchaser hereby assigns and agrees to assign to the Company, Solera, Inc. or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work.  Purchaser shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the

Service Period) to establish and confirm the Company’s, Solera, Inc.’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).  Purchaser understands, however, that there is no obligation being imposed on her to assign to the Company or any Subsidiary or Affiliate, any invention falling within the definition of Work Product for which no equipment, supplies, facility, or trade secret information of the Company or any of its Subsidiaries or Affiliates was used and that was developed entirely on her own time, unless:  (i) such Work Product relates (A) to the Company’s, or its Subsidiaries’ or Affiliates’ businesses or (B) to their actual or demonstrably anticipated research or  development, or (ii) the Work Product results from any work performed by her for them under this Agreement.  Purchaser has identified on the signature page to this Agreement all Work Product that is or was owned by her or was written, discovered, made, conceived or first reduced to practice by her alone or jointly with another person prior to the date hereof.  If no such Work Product is listed, Purchaser represents to the Company that she does not now nor has she ever owned, nor has she made, any such Work Product.

7.               Restrictive Covenants.  Purchaser acknowledges that in the course of her service for the Company and/or any of its Subsidiaries she will become familiar with the Company’s, Solera, Inc.’s and their respective Subsidiaries’ trade secrets and with other confidential information concerning the Company, Solera, Inc. and such Subsidiaries and that her services will be of special, unique and extraordinary value to the Company, Solera, Inc. and such Subsidiaries.  Therefore, Purchaser agrees that:

(a)          Nonsolicitation.  During the Service Period and for a period of two years thereafter, Purchaser shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, Solera, Inc. or their respective Subsidiaries to leave the employ of the Company, Solera, Inc. or such Subsidiary, or in any way interfere with the relationship between the Company, Solera, Inc. and any of their respective Subsidiaries and any employee thereof (which restriction shall not preclude placing advertisements in trade publications or similar general solicitations for employment, so long as such advertisements or solicitations do not target any employee of the Company, Solera, Inc. or their respective Subsidiaries), (ii) hire any person who was an employee of the Company, Solera, Inc. or any of their respective Subsidiaries within 180 days after such person ceased to be an employee of the Company, Solera, Inc. or any of their respective Subsidiaries, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, Solera, Inc. or any of their respective Subsidiaries to cease doing business with the Company, Solera, Inc. or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company, Solera, Inc. and any Subsidiary, in each case, if any such inducement, attempted inducement or interference would involve, use or rely upon any of the Company’s, Solera, Inc.’s or any of their respective Subsidiaries’ trade secrets or other confidential information or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company, Solera, Inc. or any of their respective Subsidiaries and with which the Company, Solera, Inc. and any of their respective Subsidiaries has engaged in discussions regarding the acquisition of an interest in such business or has requested and received information relating to the acquisition of such business by the Company, Solera, Inc. or any of their respective Subsidiaries in the two year period immediately preceding a Separation.

(b)         Enforcement.  If, at the time of enforcement of Section 6 or this Section 7, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law.  Because Purchaser’s services are unique and because Purchaser has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement.  Therefore, in the event a breach or threatened breach of this Agreement, the Company, Solera, Inc., their respective Subsidiaries or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

(c)          Additional Acknowledgments.  Purchaser acknowledges that the provisions of this Section 7 are in consideration of:  (i) her service for the Company and/or any of its Subsidiaries, (ii) the issuance of the Purchaser Securities by the Company and (iii) additional good and valuable consideration as set forth in this Agreement.  In addition, Purchaser agrees and acknowledges that the restrictions contained in Section 6 and this Section 7 do not preclude Purchaser from earning a livelihood, nor do they unreasonably impose limitations on Purchaser’s ability to earn a living.  In addition, Purchaser acknowledges (i) that the business of the Company, Solera, Inc. and their respective Subsidiaries will be conducted throughout the United States and other jurisdictions where the Company, Solera, Inc. or their respective Subsidiaries conduct business during the Service Period and (ii) notwithstanding the state of organization or principal office of the Company, Solera, Inc. or any of their respective Subsidiaries, or any of their respective executives or employees (including Purchaser), it is expected that the Company and Solera, Inc. will have business activities and have valuable business relationships within its industry throughout the United States and other jurisdictions where the Company, Solera, Inc. or their respective Subsidiaries conduct business during the Service Period.  Purchaser agrees and acknowledges that the potential harm to the Company and Solera, Inc. of the non-enforcement of Section 6 and this Section 7 outweighs any potential harm to Purchaser of its enforcement by injunction or otherwise.  Purchaser acknowledges that she has carefully read this Agreement and has given careful consideration to the restraints imposed upon Purchaser by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and Solera, Inc. now existing or to be developed in the future.  Purchaser expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

8.               Definitions.

“Affiliate” means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, and (ii) with respect to any Investor, any general or limited partner of such Investor, any employee or owner of any such partner, or any other Person controlling, controlled by or under common control with such Investor; it being understood and agreed that GTCR I and its Affiliates shall for all purposes hereunder shall be Affiliates of GTCR II.

“Board” means the Company’s board of directors.

“Class A Common Units” means the Class A Common Units of Solera LLC having the rights and obligations set forth in the LLC Agreement.

“Class B Preferred Units” means the Class B Preferred Units of Solera LLC having the rights and obligations set forth in the LLC Agreement.

“Cumulative Ratio” means, as of a given date, the quotient of (a) the aggregate number of shares of Common Stock sold by the Investors in Public Sales between May 10, 2007 and such date (including any Public Sales on such date), divided by (b) the Initial Investor Amount.

“Fair Market Value” of each share of Securities means the average of the closing prices of the sales of such Securities on all securities exchanges on which such Securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such Securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day.  If at any time such Securities are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such Securities as determined in good faith by the Board.  If Purchaser reasonably disagrees with such determination, Purchaser shall deliver to the Board a written notice of objection within ten days after delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within ten days after delivery of the Supplemental Repurchase Notice).  Upon receipt of Purchaser’s written notice of objection, the Board and Purchaser will negotiate in good faith to agree on such Fair Market Value.  If such agreement is not reached within 30 days after the delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within 30 days after the delivery of the Supplemental Repurchase Notice), Fair Market Value shall be determined by an appraiser jointly selected by the Board and Purchaser, which appraiser shall submit to the Board and Purchaser a report within 30 days of its engagement setting forth such determination.  If the parties are unable to agree on an appraiser within 45 days after delivery of the Repurchase Notice or the Supplemental Repurchase Notice, within seven days, each party shall submit the names of four nationally recognized firms that are engaged in the business of valuing non-public securities, and each party shall be entitled to strike two names from the other party’s list of firms, and the appraiser shall be selected by lot from the remaining four appraisal firms.  The expenses of such appraiser shall be borne by Purchaser unless the appraiser’s valuation is more than 10% greater than the amount determined by the Board, in which case the expenses of the appraiser shall be borne by the Company.  In making such appraisal, the appraiser shall determine the fair value of the Company as a whole without discount for either lack of control or contractual restrictions on transfer applicable to the Securities.  The determination of such appraiser as to Fair Market Value shall be final and binding upon all parties.

“Family Group” means a Person’s spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person’s spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person’s spouse and/or descendants and any retirement plan for such Person.

“GTCR I” means GTCR Golder Rauner, L.L.C., a Delaware limited liability company.

“GTCR II” means GTCR Golder Rauner II, L.L.C., a Delaware limited liability company.

“GTCR Co-Invest II” means GTCR Co-Invest II, L.P., a Delaware limited partnership.

“GTCR Fund VIII” means GTCR Fund VIII, L.P., a Delaware limited partnership.

“GTCR Fund VIII/B” means GTCR Fund VIII/B, L.P., a Delaware limited partnership.

“Investors” means GTCR Fund VIII, GTCR Fund VIII/B, GTCR Co-Invest II, and any other investment fund managed by GTCR I or GTCR II that at any given time owns securities of the Company.

“LLC Agreement” means the Limited Liability Company Agreement of Solera LLC, dated as of April 1, 2005, as amended from time to time pursuant to its terms.

“Original Cost” means $0.30 per share (as proportionately adjusted for all stock splits, stock dividends and other recapitalizations subsequent to the date hereof).

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of the Company.

“Public Sale” means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k) prior to a Public Offering).

“Purchase Agreement” means the Second Amended and Restated Securities Purchase Agreement, dated as of May 10, 2007, between the Company and the Investors, as amended from time to time pursuant to its terms.

“Registration Agreement” means the Registration Rights Agreement, dated as of April 1, 2005, among Solera LLC and certain of its securityholders, as amended from time to time pursuant to its terms.

“Sale of the Company” means any transaction or series of related transactions pursuant to which any Person or group of related Persons other than, except for purposes of Section 2(c), the Investors or their Affiliates in the aggregate acquire(s) (i) equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s equity, securityholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

“Securities” will continue to be Securities in the hands of any holder other than Purchaser (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Securities will succeed to all rights and obligations attributable to Purchaser as a holder of Securities hereunder.  Securities will also include equity of the Company issued with respect to Securities (i) by way of a stock split, stock dividend, conversion, or other recapitalization or (ii) by way of reorganization or recapitalization of the Company.  Notwithstanding the foregoing, all Unvested Shares shall remain Unvested Shares after any Transfer thereof.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Separation” means Purchaser ceasing to serve as a manager of the Company or a director of any of its Subsidiaries for any reason.

“Solera, Inc.” means Solera, Inc., a Delaware corporation.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of  partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

9.               Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day.  Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to Solera, Inc.:

Solera, Inc.
15030 Avenue of Science, Suite 200
San Diego, CA 92128
Attention:	Chief Executive Officer
Facsimile:	(858) 812-3011

with copies to:

GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., and
GTCR Co-Invest II, L.P.
c/o GTCR Golder Rauner II, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention:	Philip A. Canfield
Craig A. Bondy
Facsimile: (312) 382-2201

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention:	Stephen L. Ritchie, P.C.
Mark A. Fennell
Facsimile: (312) 861-2200

If to the Company:

Solera Holdings, Inc.
15030 Avenue of Science, Suite 200
San Diego, CA 92128
Attention:	Chief Executive Officer
Facsimile:	(858) 812-3011

with copies to:

GTCR Golder Rauner II, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention:	Philip A. Canfield
Craig A. Bondy
Facsimile: (312) 382-2201

and

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention:	Stephen L. Ritchie, P.C.
Mark A. Fennell
Facsimile: (312) 861-2200

If to Purchaser:

Roxani Gillespie
2450 Hyde Street
San Francisco, CA 94109
Facsimile: (415) 434-2533

If to the Investors:

GTCR Golder Rauner II, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention:	Philip A. Canfield
Craig A. Bondy
Facsimile: (312) 382-2201

with a copy to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention:	Stephen L. Ritchie, P.C.
Mark A. Fennell
Facsimile: (312) 861-2200

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

10.         General Provisions.

(a)          Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securities as the owner of such equity for any purpose.

(b)         Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)          Complete Agreement.  The Restated Securities Purchase Agreement is amended, restated and superseded by this Agreement in its entirety; provided that, notwithstanding the foregoing or anything else to the contrary in this Agreement, nothing herein shall relieve any party from any liability for any breach prior to the date hereof of the Restated Securities Purchase Agreement or any breach prior to April 13, 2006 of the Original Securities Purchase Agreement, and any provision so breached shall not be superseded by this Agreement for purposes of actions taken in connection with such breach and liabilities related thereto and the rights of the parties hereto under Section 1(e) of each of the Original Securities Purchase Agreement and the Restated Securities Purchase Agreement shall survive this amendment and restatement.  This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)         No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(e)          Counterparts.  This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(f)            Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Purchaser, the Company, the Investors and their respective successors and assigns (including subsequent holders of Securities); provided that the rights and obligations of Purchaser under this Agreement shall not be assignable except in connection with a permitted transfer of Securities hereunder.

(g)         Choice of Law.  The law of the State of Delaware will govern all questions concerning the relative rights of the Company and its securityholders.  All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h)         MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

(i)             Purchaser’s Cooperation.  During the Service Period and thereafter, Purchaser shall cooperate with the Company, Solera, Inc. and their respective Subsidiaries and Affiliates in any disputes with third parties, internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Purchaser being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Purchaser’s possession, all at times and on schedules that are reasonably consistent with Purchaser’s other permitted activities and commitments). In the event the Company requires Purchaser’s cooperation in accordance with this paragraph during the Service Period, the Company shall reimburse Purchaser solely for reasonable travel expenses (including lodging and meals, upon submission of receipts).  In the event the Company requires Purchaser’s cooperation in accordance with this paragraph after the Service Period, the Company shall reimburse Purchaser for reasonable travel expenses (including lodging and meals, upon submission of receipts) and compensate Purchaser at a reasonable rate for such cooperation, as determined by mutual agreement of the Company and Purchaser.

(j)             Remedies.  Each of the parties to this Agreement (and the Investors as third-party beneficiaries) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(k)          Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Purchaser and the Majority Holders (as defined in the Purchase Agreement).

(l)             Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(m)       Indemnification and Reimbursement of Payments on Behalf of Purchaser.  The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Purchaser any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Purchaser’s compensation or other payments from the Company or its Subsidiaries or Purchaser’s ownership interest in the Company, including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity.  In the event the Company or its Subsidiaries do not make such deductions or withholdings, Purchaser shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

(n)         Termination.  This Agreement shall survive a Separation and shall remain in full force and effect after such Separation.

(o)         Adjustments of Numbers.  All numbers set forth herein that refer to prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of equity that occur after the date hereof.

(p)         Deemed Transfer of Securities.  If the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Securities to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

(q)         No Pledge or Security Interest.  The purpose of the Company’s retention of Purchaser’s certificates and executed security powers is solely to facilitate the provisions set forth in Section 3 herein and does not by itself constitute a pledge by Purchaser of, or the granting of a security interest in, the underlying equity.

(r)            Rights Granted to GTCR and its Affiliates.  Any rights granted to GTCR I, GTCR II or their Affiliates hereunder may also be exercised (in whole or in part) by their designees.

(s)          Delivery by Facsimile.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(t)            Deemed Senior Management Agreement.  Notwithstanding anything in the Purchase Agreement or the Registration Agreement to the contrary, this Agreement shall be deemed to be a “Senior Management Agreement” for the purposes of such agreements.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Securities Purchase Agreement on the date first above written.

SOLERA HOLDINGS, INC.

By:	/s/ Tony Aquila
Name:	Tony Aquila
Its:	Chief Executive Officer

/s/ Roxani Gillespie
ROXANI GILLESPIE

Signature Page to Second Amended and Restated Securities Purchase Agreement of Roxani Gillespie

Agreed and Accepted:

THE INVESTORS:

GTCR FUND VIII, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Philip A. Canfield
Name:	Philip A. Canfield
Its:	Principal

GTCR FUND VIII/B, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Philip A. Canfield
Name:	Philip A. Canfield
Its:	Principal

GTCR CO-INVEST II, L.P.

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Philip A. Canfield
Name:	Philip A. Canfield
Its:	Principal

Signature Page to Second Amended and Restated Securities Purchase Agreement of Roxani Gillespie

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Roxani Gillespie does hereby sell, assign and transfer unto                               , a                                   ,                  shares of common stock, par value $0.01 per share, of Solera Holdings, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate Nos.                                    herewith and does hereby irrevocably constitute and appoint each officer of the Company (acting alone or with one or more other such officers) as attorney to transfer said securities on the books of the Company with full power of substitution in the premises.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THAT CERTAIN SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT BY AND BETWEEN THE COMPANY AND THE UNDERSIGNED DATED AS OF JANUARY 28, 2008, AS AMENDED.

Dated:
Roxani Gillespie

EXHIBIT B

SPOUSAL CONSENT

The undersigned spouse of Purchaser hereby acknowledges that I have read the foregoing Second Amended and Restated Securities Purchase Agreement, dated as of January 28, 2008, and the Registration Agreement referred to therein and that I understand their contents.  I am aware that the foregoing Second Amended and Restated Securities Purchase Agreement provides for the sale or repurchase of my spouse’s Securities under certain circumstances and/or imposes other restrictions on such securities (including, without limitation, restrictions on transfer).  I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by these agreements.

Date: January , 2008

Spouse’s Name:

Date: January , 2008

Witness’ Name: